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As filed with the Securities and Exchange Commission on May 19, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forest Oil Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	25-0484900 (I.R.S. Employer Identification Number)

707 17th Street, Suite 3600
Denver, Colorado 80202
(303) 812-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary
Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202
(303) 812-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Alan P. Baden
Shelley A. Barber
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000
(212) 237-0100 (fax)

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, including attached preferred share purchase rights(2)
Preferred Stock

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.
(2)
Each share of common stock registered hereunder includes an associated First Series Junior Preferred Stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the First Series Junior Preferred Stock purchase rights are not exercisable and may be transferred only with the common stock. No separate consideration is payable for the First Series Junior Preferred Stock purchase rights.

PROSPECTUS

FOREST OIL CORPORATION

Common Stock

Preferred Stock

        We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices, and on terms that we will determine at the time of the offering.

        We will provide the specific terms of the securities to be sold by us, and the methods by which we will sell them in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters, dealers, or agents, or through a combination of these methods of sale. See "Plan of Distribution."

        Our common stock is listed on the New York Stock Exchange under the symbol "FST."

        You should carefully consider the risk factors on page 5 of this prospectus or incorporated by reference herein in evaluating an investment in our securities.

        Our principal executive offices are located at 707 17th Street, Suite 3600, Denver, Colorado 80202, and our telephone number at our principal executive offices is (303) 812-1400.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, we may from time to time offer and sell the securities covered by this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by us. Each time we offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to certain of our filings with the SEC. You are urged to read carefully this prospectus and the information incorporated by reference in this prospectus, including the risk factors and other cautionary statements described under the heading "Risk Factors" included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. See "Where You Can Find More Information."

        Unless this prospectus otherwise indicates or the context otherwise requires, the terms "we," "our," "us," "Forest," or other similar terms as used in this prospectus refer to Forest Oil Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are statements, other than statements of historical facts or present facts, that address activities, events, outcomes, and other matters that Forest plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future. Generally, the words "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions identify forward-looking statements, and any statements regarding our future financial condition, results of operations, and business are also forward-looking statements. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        Forward-looking statements appear in a number of places and include statements with respect to, among other things:

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  estimates of our oil and natural gas reserves;

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  estimates of our future oil and natural gas production, including estimates of any increases or decreases in our production;

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  estimates of future capital expenditures;

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  our future financial condition and results of operations;

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  our future revenues, cash flows, and expenses;

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  our access to capital and our anticipated liquidity;

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  our future business strategy and other plans and objectives for future operations;

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  our outlook on oil and natural gas prices;

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  the amount, nature, and timing of the completion of any planned asset-monetization transactions;

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  the amount, nature, and timing of future capital expenditures, including future development costs;

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  our outlook on the current financial crisis and our ability to access the capital markets to fund capital and other expenditures;

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  our assessment of our counterparty risks and the ability of our counterparties to perform their future obligations; and

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  the impact of federal, state, and local political, regulatory, and environmental developments in the United States and foreign locations where we conduct business operations.

        We believe the expectations and forecasts reflected in our forward-looking statements are reasonable, but we can give no assurance that they will prove to be correct. We caution you that these forward-looking statements can be affected by inaccurate assumptions and are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, and sale of oil and gas. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, among other things:

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  the volatility of oil and natural gas prices;

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  the availability of capital on economic terms to fund our significant capital expenditures and acquisitions;

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  our level of our indebtedness;

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  our ability to replace and sustain production;

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  the impact of the current financial crisis on our business operations, financial condition, and ability to raise capital;

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  the ability of financial counterparties to perform or fulfill their obligations under existing agreements;

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  a lack of available drilling and production equipment, and related services and labor;

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  unsuccessful exploration and development drilling activities;

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  regulatory and environmental risks associated with exploration, drilling, and production activities;

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  declines in the value of our oil and natural gas properties resulting in a decrease in our borrowing base under our bank credit facilities and ceiling test write-downs;

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  the adverse effects of changes in applicable tax, environmental, and other regulatory legislation;

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  a deterioration in the demand for our products;

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  the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures;

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  the risks of conducting exploratory drilling operations in new or emerging plays;

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  intense competition with companies with more capital and larger staffs; and

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  the risks of conducting operations outside of the United States and impact of fluctuations in currency exchange rates and political developments on the financial results of our operations.

        Should one or more of the risks or uncertainties described above or elsewhere or incorporated by reference into this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information to reflect events or circumstances after the date of this prospectus, except as required by law. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus and attributable to us are expressly qualified in their entirety by these cautionary statements. These cautionary statements should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

FOREST OIL CORPORATION

        We are an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. We were incorporated in New York in 1924, as the successor to a company formed in 1916, and have been a publicly held company since 1969.

        We currently conduct our operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. We conduct exploration and development activities in each of our geographical segments; however, substantially all of our estimated proved reserves and all of our producing properties are located in North America. Our total estimated proved reserves as of December 31, 2008 were approximately 2,668 billion cubic feet equivalent. At December 31, 2008, approximately 87% of our estimated proved reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

        Our common stock trades on the New York Stock Exchange under the symbol "FST."

        Our principal executive offices are located at 707 17th Street, Suite 3600, Denver, Colorado 80202, and our telephone number at our principal executive offices is (303) 812-1400.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement, this prospectus, or incorporated by reference, including the risk factors and other cautionary statements described under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS

        We will use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 210,000,000 shares of stock, including:

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  200,000,000 shares of common stock, $0.10 par value per share, of which 97,106,323 shares were issued and outstanding as of May 18, 2009; and

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  10,000,000 shares of preferred stock, $0.01 par value per share, which is classified into two classes, senior preferred stock and junior preferred stock, both of which are issuable in one or more series, of which no shares are currently issued or outstanding.

Common Stock

        This section describes the general terms of our common stock. For more detailed information, you should refer to our restated certificate of incorporation and bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference in this prospectus.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "FST."

        All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will, when issued, also be fully paid and non-assessable.

        Our common shareholders are entitled to one vote per share of common stock in the election of directors and on all other matters submitted to a vote of our common shareholders. Our common shareholders do not have preemptive or cumulative voting rights.

        Our common shareholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of any outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution, or winding up, our common shareholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common shareholders do not have any preemptive, subscription, redemption, or conversion rights.

        We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve, or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Preferred Stock

        The following summary describes certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including, among other things:

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  the class, the series, the number of shares offered, and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion or exchange; and

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  any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

        Our restated certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our shareholders. The board can also determine the number of shares of each series. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include, among other things:

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  voting powers;

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  designations;

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  preferences;

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  dividend rights;

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  dividend rates;

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  terms of redemption;

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  redemption process;

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  conversion or exchange rights; and

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  any other terms permitted to be established by our certificate of incorporation and by applicable law.

        In some cases, the issuance of preferred stock could delay, defer, or prevent a change in control of our company. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

        Certain provisions in our restated certificate of incorporation, bylaws, shareholders' rights agreement, and the New York Business Corporation Law, or NYBCL, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

        Classified Board of Directors.    Our bylaws contain provisions for a staggered board of directors, with only one-third of the board standing for election each year. A staggered board makes it more difficult for shareholders to change the majority of the directors.

        Shareholder Proposals.    Our bylaws contain provisions requiring advance notification for any shareholder proposal, including, among other things, the nomination by a shareholder of a candidate for election to our board of directors, if such matter is to be brought before an annual meeting or special meeting of the shareholders. These bylaw provisions are the exclusive means by which a shareholder may make nominations or submit other business before a meeting of our shareholders.

        Blank Check Preferred Stock.    Our restated certificate of incorporation authorizes the issuance of blank check preferred stock. Our board of directors can set the voting, redemption, conversion, and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring, or preventing a change in control of our company. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer, or other takeover attempt which our board opposes.

        Shareholders' Rights Agreement.    Our board of directors has adopted a shareholders' rights agreement. Under the rights agreement, each share of common stock includes a preferred stock purchase right (the "rights"). Each right entitles the registered holder under the circumstances described below to purchase from our company one one-hundredth of a share of our First Series Junior Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement (as amended and restated as of the date of this prospectus). The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

        Until the distribution date, the rights will be transferred with and only with our common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates or ownership statements issued after October 29, 1993 upon transfer or any new issuance of the common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for common stock, even without such notation or a copy of a summary of the rights being attached thereto, will also constitute the transfer of the rights associated with the common stock represented by such certificate. One right is issued for each share of our common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of: 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting shares; and 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting shares.

        As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

        The rights are not exercisable until the distribution date. The rights will expire on October 29, 2013, unless the expiration date is extended or the rights are earlier redeemed or exchanged by us.

        If a person or group acquires beneficial ownership of 20% or more of our outstanding voting shares, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-hundredths of a preferred share, that at the time of such acquisition has a market value of two times the exercise price of the right.

        If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the exercise price of the right.

        The dividend, liquidation, and voting rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-hundredth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (a) $1.00 in cash, and (b) 100 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $100 per share, and (b) 100 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation, or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash, or other property, each whole preferred share will be entitled to 100 times the amount received per share of common stock. Each whole preferred share will be entitled to 100 votes on all matters submitted to a vote of our shareholders, and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our shareholders.

        The purchase price and the number of one one-hundredths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

        At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting shares and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting shares, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at the exchange ratio calculated in accordance with the rights agreement.

        At any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding common stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        Business Combinations under New York law.    We are a New York corporation and are subject to the NYBCL. The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company. In general such provisions prohibit an interested shareholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the board of directors prior to the interested shareholder's stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder's stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.

        A business combination is defined by Section 912 of the NYBCL as including various transactions between the corporation and an interested shareholder, including mergers, consolidations, transfers of assets (whether by sale, lease, exchange, mortgage, pledge, transfer or otherwise), certain share issuances, liquidation or dissolution, certain reclassifications of securities, and other transactions resulting in financial benefit to the shareholder.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock in the United States is Mellon Investor Services LLC.

PLAN OF DISTRIBUTION

        We may offer and sell the securities in any one or more of the following ways:

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

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  directly to one or more other purchasers;

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  through a block transaction in which the broker-dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  through agents; or

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  otherwise through a combination of any of the above methods of sale.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, broker-dealer, or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including, among other things:

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  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to broker-dealers;

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  any commissions allowed or paid to agents;

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  any securities exchanges on which the securities may be listed;

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  the method of distribution of the securities;

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  the terms of any agreement, arrangement, or understanding entered into with the underwriters or broker-dealers; and

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  any other information we believe is important.

        If underwriters or broker-dealers are used in the sale, the securities will be acquired by the underwriters or broker-dealers for their own account. The securities may be sold from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        Such sales may be effected:

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  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in transactions in the over-the-counter market;

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  in block transactions in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker-dealer acts as an agent on both sides of the trade;

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  through the writing of options; or

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  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or broker-dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or broker-dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or broker-dealers to other broker-dealers may be changed from time to time.

        The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, we will authorize underwriters, broker-dealers, or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

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  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

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  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters, broker-dealers, and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, broker-dealers, or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, broker-dealers, agents, and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Any securities initially sold outside the United States may be resold in the United States through underwriters, broker-dealers, or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

        Certain legal matters in connection with the offered securities will be passed upon by Vinson & Elkins L.L.P.

EXPERTS

        The consolidated financial statements of Forest Oil Corporation and subsidiaries appearing in Forest Oil Corporation's Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Forest Oil Corporation's internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2008, 2007, and 2006 set forth or incorporated by reference in this prospectus are based upon reserve reports audited by DeGolyer and MacNaughton, an independent reservoir engineering firm.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC's website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.forestoil.com. We do not intend for information contained in our website to be part of this prospectus.

        We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

        We incorporate by reference in this prospectus the documents listed below, which we filed with the SEC, and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any

Current Report on Form 8-K) subsequent to the date of this prospectus and prior to the termination of the offering of the securities pursuant to this prospectus.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

  •
  Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01) dated February 11, 2009, February 11, 2009, February 17, 2009, March 6, 2009, March 16, 2009, May 11, 2009, and May 19, 2009; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on October 20, 1997, as amended by Amendment No. 1 to Form 8-A filed on October 17, 2003.

        You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address:

  Forest Oil Corporation
  Attention: Corporate Secretary
  707 17th Street
  Suite 3600
  Denver, Colorado 80202
  Phone: (303) 812-1400

        You should rely only on the information contained in this prospectus, any prospectus supplement, and the information we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since that date.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by us in connection with the securities being registered hereby. All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	$	*
Accounting fees and expenses		130,000
Printing expenses		100,000
Legal fees and expenses		400,000
Miscellaneous		50,000

Total*		$680,000

    *
    Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933 and are not estimable at this time.

Item 15.   Indemnification of Directors and Officers.

        Sections 721 through 725 of the New York Business Corporation Law (the "NYBCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers, and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful, and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the NYBCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the NYBCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

        Article IX of our bylaws contains very broad indemnification provisions which permit us to avail ourselves of the NYBCL to extend broad protection to our directors, officers and employees by way of indemnity and advancement of expenses. Our bylaws set out the standard under which we will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. Our bylaws also establish the manner of handling indemnification when a lawsuit is settled. It is not intended that our bylaws are an exclusive method of indemnification.

        We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16.    Exhibits.

Exhibit Number	Description
**1.1	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).
4.2	Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).
4.3	Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).
4.4	Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).
4.5	Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).
4.6	Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, and No. 4, incorporated herein by reference to Exhibit 3.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).
4.7	Indenture dated December 7, 2001 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.5 to Forest Oil Corporation Registration Statement on Form S-4 dated February 6, 2002 (File No. 333-82254).
4.8	Indenture dated as of April 25, 2002 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.6 to Forest Oil Corporation Registration Statement on Form S-4 dated June 11, 2002 (File No. 333-90220).
4.9	Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).
4.10	Indenture dated as of February 17, 2009 among Forest Oil Corporation, Forest Oil Permian Corporation, and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2008 (File No. 001-13515).
4.11	Registration Rights Agreement, dated as of July 10, 2000, by and between Forest Oil Corporation and the other signatories thereto, incorporated herein by reference to Exhibit 4.15 to Forest Oil Corporation Registration Statement on Form S-4 dated November 6, 2000 (File No. 333-49376).
4.12	Registration Rights Agreement by and among Forest Oil Corporation, Forest Oil Permian Corporation and Banc of America Securities LLC, for itself and on behalf of the several Initial Purchasers dated as of May 22, 2008, incorporated by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

Exhibit Number	Description
4.13	Registration Rights Agreement by and among Forest Oil Corporation, Forest Oil Permian Corporation and J.P.Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., TD Securities (USA) Inc., Scotia Capital (USA) Inc. and Wachovia Capital Markets, LLC dated February 17, 2009, incorporated herein by reference to Exhibit 4.7 to Form 10-K for the year ended December 31, 2008 (File No. 001-13515).
4.14	First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).
4.15	Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from Forest Oil Corporation to Robert C. Mertensotto, trustee, and Gregory P. Williams, trustee (Utah), and The Chase Manhattan Bank, as Global Administrative Agent, dated as of December 7, 2000, incorporated herein by reference to Exhibit 4.13 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).
4.16	U.S. Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).
4.17	First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).
4.18	Canadian Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Canadian Forest Oil Ltd., each of the lenders party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, Bank of Montreal and The Toronto Dominion Bank, as Co-Canadian Documentation Agents, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JP Morgan Chase Bank, N.A. as Global Administrative Agent, incorporated herein by reference to Exhibit 4.5 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).
4.19	Second Amendment dated March 16, 2009, to Second Amended and Restated Combined Credit Agreements dated June 6, 2007, among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent., incorporated herein by reference to Exhibit 4.1 for Form 8-K for Forest Oil Corporation dated March 16, 2009 (File No. 001-13515).
*5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities.
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of DeGolyer and MacNaughton.
*23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
*24.1	Powers of Attorney (included on the signature page to this Registration Statement).

*
Filed herewith.

**
To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Forest Oil Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 19, 2009.

FOREST OIL CORPORATION
By:	/s/ H. CRAIG CLARK
Name:	H. Craig Clark
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Craig Clark, David H. Keyte and Cyrus D. Marter IV, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ H. CRAIG CLARK H. Craig Clark	President and Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2009
/s/ DAVID H. KEYTE David H. Keyte	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2009
/s/ VICTOR A. WIND Victor A. Wind	Corporate Controller (Principal Accounting Officer)	May 19, 2009
/s/ JAMES D. LIGHTNER James D. Lightner	Chairman of the Board	May 19, 2009

Signature	Title	Date

/s/ LOREN K. CARROLL Loren K. Carroll	Director	May 19, 2009
/s/ DOD. A. FRASER Dod. A. Fraser	Director	May 19, 2009
/s/ JAMES H. LEE James H. Lee	Director	May 19, 2009
/s/ PATRICK R. MCDONALD Patrick R. McDonald	Director	May 19, 2009

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of DeGolyer and MacNaughton.
23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).